Exhibit 5.1

December 6, 2013

Rubicon Technology, Inc.

900 East Green Street

Bensenville, Illinois 60106

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Rubicon Technology, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company and Rubicon Worldwide LLC, an Illinois limited liability company and a wholly-owned subsidiary of the Company, if such subsidiary becomes a guarantor under the Indentures (as defined below) from time to time in accordance with the respective terms thereof (the “Subsidiary Guarantor”):

(i)	shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), to be offered, issued and sold by the Company (the “Company Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”);

(iii)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and among the Company, and, to the extent that the Senior Debt Securities are to be guaranteed, the Subsidiary Guarantor, and the trustee named therein (the “Senior Indenture Trustee”);

(iv)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into by and among the Company, and, to the extent that the Subordinated Debt Securities are to be guaranteed, the Subsidiary Guarantor, and the trustee named therein (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, each, a “Trustee”);

(v)	guarantees of the Debt Securities issued by the Subsidiary Guarantor (the “Guarantees”);

(vi)	warrants to purchase the Common Stock, the Preferred Stock or the Debt Securities (the “Warrants”), which will be issued pursuant to a warrant agreement to be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement and to be entered into between the Company and a bank or trust company as warrant agent; and

(vii)	shares of Common Stock to be offered and sold by certain selling stockholders set forth in any prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act (the “Secondary Common Stock” and, together with the Company Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and the Warrants, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the eighth amended and restated certificate of incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (ii) the amended and restated bylaws of the Company, as in effect on the date hereof (the “Bylaws”), (iii) the operating agreement of the Subsidiary Guarantor, as in effect on the date hereof (the “Operating Agreement”), (iv) the certificate of formation of the Subsidiary Guarantor (the “Certificate” and, together with the Certificate of Incorporation, the Bylaws and the Operating Agreement, the “Organizational Documents”), (v) the Registration Statement, (vi) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement and (vii) the written consent of the sole member of the Subsidiary Guarantor relating to, among other things, the issuance of the Guarantees and the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Company and the Subsidiary Guarantor will remain validly existing and in good standing under the laws of the states of Delaware and Illinois, respectively. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantor.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been duly authorized, validly executed and delivered by the Company, the Subsidiary Guarantor, if applicable, and the other parties thereto, (iii) the applicable Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) the applicable warrant agreement pursuant to which the Warrants will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (v) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (vi) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1. With respect to the Company Common Stock, when the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Company Common Stock, and the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Company Common Stock), the Company Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Secondary Common Stock, the Secondary Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

3. With respect to any series of Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Debt Securities and the Guarantees, when (i) the Board and the sole member of the Subsidiary Guarantor have taken all necessary corporate or limited liability company action, as applicable, to approve the final terms of the issuance and sale of the Debt Securities and any Guarantees, as applicable, (ii) the terms of the Debt Securities and any related Guarantees have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding on the Company or the Subsidiary Guarantor, as applicable, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantor, as applicable, (iii) such Debt Securities and any related Guarantees have been duly executed and delivered by the Company and the Subsidiary Guarantor, as applicable, and authenticated by the applicable Trustee in accordance with the applicable Indenture and (iv) the Company and the Subsidiary Guarantor have received the consideration therefor, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the terms of the Warrants have been duly established in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (v) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based on and limited to the laws of the States of Illinois and New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the States of Illinois and New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP